  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998
                           REGISTRATION NO. 333-_________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 G&K SERVICES, INC.
               (Exact name of Registrant as specified in its charter)

                                     MINNESOTA
                   (State or other jurisdiction of incorporation)

                                     41-0449530
                         (IRS Employer Identification No.)

                             5995 OPUS PARKWAY, SUITE 500
                                MINNETONKA, MN  55343
                      (Address of principal executive offices)

                          1996 DIRECTOR STOCK OPTION PLAN
                                (Full title of Plan)

                                    RICHARD FINK
                                 G&K SERVICES, INC.
                             5995 OPUS PARKWAY, SUITE 500
                                MINNETONKA, MN  55343
                       (Name and address of agent for service)

                                   (612) 912-5500
           (Telephone Number, Including Area Code, of Agent for Service)

                                     Copies to:

                                NEIL P. AYOTTE, ESQ.
                               STEPHEN A. TIGHT, ESQ.
                         MASLON EDELMAN BORMAN & BRAND, LLP
                                3300 NORWEST CENTER
                            MINNEAPOLIS, MN  55402-4140
                                   (612) 672-8200


                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
TITLE OF               PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
OF SECURITIES TO BE    AMOUNT TO BE        OFFERING PRICE      AGGREGATE        REGISTRATION
REGISTERED             REGISTERED (1)      PER SHARE (1)(2) OFFERING PRICE (2)  FEE
-----------------------------------------------------------------------------------------------
 Common Stock             50,000             $50.375           $2,518,750         $743.03
 ($0.50 par value         Shares
 per share)
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on NASDAQ on SEPTEMBER 28, 1998.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998; and

     (b) The description of Common Stock included under the caption "Capital Stock to be Registered" in its Registration Statement on Form 8-A, dated October 24, 1969, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 8.  EXHIBITS.

     4(a). Restated Articles of Incorporation of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-15456), initially filed July 1, 1987, as amended August 5, 1987, and effective August 5, 1987); and

     4(b). Bylaws of the Company, as amended (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-15456) and exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q, filed May 17, 1994).

     5. Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership.

     23(a).    Consent of Arthur Andersen LLP.

     23(b). Consent of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership (contained in Exhibit 5).

     24.       Power of Attorney (contained on page II-5).


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, as of September 30, 1998.

                                        G&K SERVICES, INC.

                                        By:  /s/ Richard Fink
                                             -----------------------
                                             Richard Fink
                                             Chairman of the Board


                           POWER OF ATTORNEY

     We, the undersigned officers and directors of G&K Services, Inc. hereby severally constitute Richard Fink, Timothy W. Kuck and Neil I. Sell and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable G&K Services, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.


NAME                          TITLE                         DATED AS OF

/s/ Richard Fink              Chairman of the Board         September 30, 1998
Richard Fink

/s/ William Hope              Chief Executive Officer       September 30, 1998
William Hope                  and Director

/s/ Bruce G. Allbright        Director                      September 30, 1998
Bruce G. Allbright

/s/ Donald W. Goldfus         Director                      September 30, 1998
Donald W. Goldfus

/s/ Bernard Sweet             Director                      September 30, 1998
Bernard Sweet

                                 5

/s/ Paul Baszucki             Director                      September 30, 1998
Paul Baszucki

/s/ Wayne M. Fortun           Director                      September 30, 1998
Wayne M. Fortun

/s/ Thomas Moberly            President and Chief           September 30, 1998
Thomas Moberly                Operating Officer

/s/ Timothy W. Kuck           Chief Financial Officer and   September 30, 1998
Timothy W. Kuck               Secretary
                              (Principal Financial Officer)

/s/ Michael F. Woodard        Controller
Michael F. Woodard            (Principal Accounting         September 30, 1998
                              Officer)


                             EXHIBITS

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT
--------------      ----------------------

     5.             Opinion of Maslon Edelman Borman & Brand, LLP

     23(a).         Consent of Arthur Andersen LLP

     23(b)          Consent of Maslon Edelman Borman & Brand, a Professional
                    Limited Liability Partnership.  (contained in Exhibit 5).

     24.            Power of Attorney (contained on page II -5).

                               6